Exhibit 4.1

Execution Version

THE GAP, INC. as Company
and the Guarantors party hereto from time to time
$750,000,000 3.625% Senior Notes due 2029
$750,000,000 3.875% Senior Notes due 2031
___________________________
INDENTURE
Dated as of September 27, 2021
___________________________
and
U.S. Bank National Association,
as Trustee, Registrar and Paying Agent

TABLE OF CONTENTS
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Page

Section 13.06 When Notes Disregarded	61
Section 13.07 Rules by Trustee, Paying Agent and Registrar	61
Section 13.08 Legal Holidays	61
Section 13.09 GOVERNING LAW	61
Section 13.10 No Recourse Against Others	61
Section 13.11 Successors	61
Section 13.12 Multiple Originals	61
Section 13.13 Table of Contents; Headings	61
Section 13.14 Indenture Controls	61
Section 13.15 Severability	62
Section 13.16 Waiver of Jury Trial	62
Section 13.17 [Reserved]	62
Section 13.18 [Reserved]	62
Section 13.19 USA Patriot Act	62
Section 13.20 Submission to Jurisdiction	62
Section 13.21 FATCA	62

Appendix A	—	Provisions Relating to Initial Notes and Additional Notes

EXHIBIT INDEX

Exhibit A-1	—	Form of 2029 Note
Exhibit A-2	—	Form of 2031 Note
Exhibit B	—	Form of Transferee Letter of Representation
Exhibit C	—	Form of Supplemental Indenture

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INDENTURE, dated as of September 27, 2021, among THE GAP, INC., a Delaware corporation (together with its successors and assigns, the “Company”), the Guarantors party hereto from time to time and U.S. Bank National Association, as Trustee (in such capacity, together with its successor and assigns in such capacity, the “Trustee”), Registrar and Paying Agent.
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) $750,000,000 aggregate principal amount of the Company’s 3.625% Senior Notes due 2029 (the “Initial 2029 Notes”) and (ii) $750,000,000 aggregate principal amount of the Company’s 3.875% Senior Notes due 2031 (the “Initial 2031 Notes” and, together with the Initial 2029 Notes, the “Initial Notes”), each issued on the date hereof and each of which shall be a separate series hereunder and (iii) Additional Notes (as defined herein) of any series issued from time to time (together with the Initial Notes, the “Notes”).
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
“2029 Notes” means the Initial 2029 Notes and any Additional Notes of the same series.
“2031 Notes” means the Initial 2031 Notes and any Additional Notes of the same series.
“Additional Notes” has the meaning set forth in Section 2.01.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Company, the greater of:
(1)    1% of the then outstanding principal amount of such Note; and
(2)    the excess of:
(a)    the present value at such redemption date of (i) the redemption price of the Note, at the Make Whole Calculation Date (such redemption price being set forth in Paragraph 5 of the Note), plus (ii) all required interest payments due on the Note through the Make Whole Calculation Date (excluding accrued but unpaid interest), discounted to the redemption date and computed using a discount rate equal to the Treasury Rate as of such redemption date, plus 50 basis points; over
(b)    the then outstanding principal amount of the Note.
The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, at any date of determination,
(a)    if the Sale/Leaseback Transaction is a Capitalized Lease Obligation, the amount of Indebtedness represented thereby according to the definition of “Capitalized Lease Obligation,” and

(b)    in all other instances, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction (including any period for which the lease has been extended).
“Board of Directors” means, as to any Person, the board of directors or managers, or other governing body, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
“Borrowing Base” means (a) 95% of the inventory and (b) 90% of the credit card receivables of, in each case, the Company and its Subsidiaries, calculated in accordance with GAAP.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.
“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a placement to institutional investors. The term “Capital Markets Indebtedness” shall not include any Indebtedness under commercial bank facilities or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP (with GAAP calculated, for purposes of this definition, as in effect on December 31, 2018); provided that obligations of the Company or the Subsidiaries, or of a special purpose or other entity not consolidated with the Company and the Subsidiaries, either existing on the Issue Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Company as capital lease obligations and were subsequently characterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and the Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on December 31, 2018 had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.
“Cash Equivalents” means:

(1)    U.S. dollars, pounds sterling, euros, Canadian dollars, the national currency of any member state in the European Union or such other local currencies held by the Company or a Subsidiary from time to time in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the U.S. government, Canada, Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;
(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
(6)    readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof or any Canadian province having at least a rating of Aa3 from Moody’s or a rating of AA- from S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(7)    Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(8)    Indebtedness issued by Persons with an Investment Grade Rating;
(9)    investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above;
(10)    instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and
(11)    credit card receivables to the extent included in cash and cash equivalents on the consolidated balance sheet of such Person.
“cash management services” means cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.
“Change of Control” means the occurrence of any of the following:

(1)    the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13 (d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than to the Company or its Subsidiaries or any of the Permitted Holders; or
(2)    the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Company, in each case, other than an acquisition where the holders of the voting stock of the Company as of immediately prior to such acquisition hold 50% or more of the Voting Stock of the ultimate parent of the Company or successor thereto immediately after such acquisition (provided no holder of the voting stock of the Company as of immediately prior to such acquisition (other than any of the Permitted Holders) owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Company immediately after such acquisition).
“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control that is accompanied or followed by a downgrade of the Notes as a result of a Change of Control within the applicable Ratings Decline Period by each Rating Agency (a “Ratings Decline”) and (ii) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such Rating Agency in effect (x) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (y) the Issue Date; provided, however, that a Ratings Decline otherwise arising by virtue of a particular downgrade in rating will not be deemed to have occurred as a result of a particular Change of Control unless the applicable Rating Agency making the downgrade in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at the Company’s or its request that the downgrade was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the downgrade in rating).
“Code” means the Internal Revenue Code of 1986, as amended.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets and deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP) and excluding commissions, discounts, yield and other fees and charges related to any Securitization Financing; plus

(2)    consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued; plus
(3)    commissions, discounts, yield and other fees and charges Incurred in connection with any Securitization Financing which are payable to Persons other than the Company and the Subsidiaries; minus
(4)    interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; provided, however, that:
(1)    any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges shall be excluded;
(2)    any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any New Project or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses, commissions or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, costs incurred in connection with any strategic initiatives, business optimization costs, recruiting costs, signing, retention or completion bonuses, litigation and arbitration costs, charges, fees and expenses (including settlements), expenses or charges related to any issuance, redemption, repurchase, retirement or acquisition of Equity Interests, investment, acquisition, disposition, recapitalization or issuance, repayment, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses or charges related to the Transactions, in each case, shall be excluded;
(3)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or (C) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
(4)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
(5)    any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded, provided, that notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, the Company shall not exclude any such net after-tax income or loss or any such net after-tax gains or losses attributable thereto until such sale, transfer or other disposition has been consummated;
(6)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business or consistent with past practice or industry norm (as determined in good faith by management of the Company) shall be excluded, provided, that notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, the Company shall not exclude any such net after-tax income or loss or any such net after-tax gains or losses attributable thereto until such sale, transfer or other disposition has been consummated;
(7)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;
(8)    (a) the Net Income for such period of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent Person or a Subsidiary thereof from any Person in excess of, but without duplication of, the amounts included in subclause (a) above;
(9)    [reserved];
(10)    [reserved];
(11)    any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;
(12)    any non-cash expense realized or resulting from management equity plans, stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;
(13)    any (a) non-cash compensation charges, (b) costs and expenses related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Subsidiaries, shall be excluded;
(14)    accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;
(15)    non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;
(16)    any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;
(17)    (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts in respect of which such Person has estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount, to the extent included in Net Income in a future period);

(18)    non-cash charges for deferred tax asset valuation allowances shall be excluded; and
(19)    any other costs, expenses or charges resulting from facility, branch, office or business unit closures or sales, including income (or losses) from such closures or sales, shall be excluded.
“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.
“Consolidated Secured Net Leverage Calculation Date” has the meaning set forth in the definition of “Consolidated Secured Net Leverage Ratio.”
“Consolidated Secured Net Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Secured Indebtedness of such Person and its Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP), less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Subsidiaries and held by such Person and its Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred; provided that for purposes of calculating the Consolidated Secured Net Leverage Ratio, all Indebtedness Incurred under Credit Facilities that are revolving credit facilities, the majority of the aggregate principal amount of the commitments of which are held by Regulated Banks, shall be disregarded in the calculation of the Consolidated Secured Net Leverage Ratio (but any such calculation, for the avoidance of doubt, shall give full pro forma effect to all applicable and related transactions, including (but subject to the foregoing) any incurrence and repayments of Indebtedness and all other permitted pro forma adjustments).
In the event that the Company or any of its Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Secured Net Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Secured Net Leverage Ratio is made (the “Consolidated Secured Net Leverage Calculation Date”), then the Consolidated Secured Net Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Company may elect to treat any Elected Amount (without a requirement to deliver any notice) as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
To the extent the Company elects to treat any Elected Amount (without a requirement to deliver any notice) of any Indebtedness as being Incurred, except as set forth in the proviso in the definition of “Consolidated Secured Net Leverage Ratio”, the Company shall deem all or such portion of such Elected Amount as having been Incurred and to be outstanding for purposes of calculating the Consolidated Secured Net Leverage Ratio for any period in which the Company makes any such election and for any subsequent period until such commitments or such Indebtedness, as applicable, are no longer outstanding or until the Company elects to revoke such election (without a requirement to deliver any notice).
For purposes of making the computation referred to above, investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Company or any of its Subsidiaries has determined to make and/or has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Net Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructuring or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period; provided that, notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, the Company shall not make such computations on a pro forma basis for any such classification for any period until such sale, transfer or other disposition has been consummated. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Company or any of its Subsidiaries since the beginning of such period shall have consummated any pro forma event that would have required adjustment pursuant to this definition, then the Consolidated Secured Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such pro forma event had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event within 24 months of the date the applicable event is consummated.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Secured Net Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.
“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations).
“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of the Company and the Subsidiaries (excluding any undrawn letters of credit) consisting of bankers’ acceptances and Indebtedness for borrowed money (including, to the extent elected and not subsequently revoked, any Elected Amount), plus (2) the aggregate amount of all outstanding Disqualified Stock of the Company and the Subsidiaries and all Preferred Stock of Subsidiaries (but excluding, in each case, any accrued dividends), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation; or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time this Indenture shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Company).
“Credit Facility” means one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit including, without limitation, the Existing ABL Credit Agreement, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, waived, extended, restructured, repaid, renewed, refinanced, restated, replaced (whether or not upon termination, and whether with the original lenders or otherwise) or refunded in whole or in part from time to time.
“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any bankruptcy law.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes of the applicable series (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes of the applicable series and/or the creditworthiness of the Performance References.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
(1)    matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Subsidiaries, or
(3)    is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.
“DTC” means The Depository Trust Company, its nominees and their respective successors.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:
(1)    Consolidated Taxes; plus
(2)    Fixed Charges and costs of surety bonds in connection with financing activities; plus
(3)    Consolidated Depreciation and Amortization Expense; plus
(4)    Consolidated Non-Cash Charges; plus
(5)    any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, investment, acquisition, New Project, disposition, recapitalization or the Incurrence, modification or repayment of Indebtedness permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Tender Offers, Transactions, the Notes or the Existing ABL Credit Agreement, (ii) any amendment or other modification of the Notes or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Securitization Financing; plus
(6)    business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility, store, branch, office or business unit closures, facility, branch, office or business unit consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) and Pre-Opening Expenses; plus
(7)    the amount of loss or discount on sale of assets to a Securitization Subsidiary and any amortization, commissions, yield and other fees and charges, in each case in connection with a Securitization Financing; plus
(8)    any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or any Guarantor or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock); plus
(9)    the amount of net cost savings, operating improvements or synergies projected by the Company in good faith to be realized within 24 months following the date of any operational changes, business realignment projects or initiatives, restructurings or reorganizations which have been or are intended to be initiated (other than those operational changes, business realignment projects or initiatives, restructurings or reorganizations entered into in connection with any pro forma event (as defined in “Consolidated Secured Net Leverage Ratio”) (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period)), net of the amount of actual benefits realized during such period from such actions; provided that such net cost savings and operating improvements or synergies are reasonably identifiable and quantifiable; plus
(10)    with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (8) of the definition of “Consolidated Net Income,” an amount equal to the proportion of those items described in clauses (1) and (2) above relating to such joint venture corresponding to the Company’s and the Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary); plus
(11)    any costs or expenses related to environmental remediation, pension obligations or other post-employment benefit obligations; plus
(12)    the amount of any loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be, provided that such losses are reasonably identifiable and quantifiable; plus
(13)    all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (e) to the “Summary—Summary Historical Consolidated Financial and Other Data” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such period; and
less, without duplication, to the extent the same increased Consolidated Net Income,
(14)    non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of the Company or any direct or indirect parent of the Company, as applicable (other than Disqualified Stock), other than:
(1)    public offerings with respect to the Company’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8; and
(2)    issuances to any Subsidiary of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Subsidiary” means:

(a)    Immaterial Subsidiaries;
(b)     any Subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Issue Date or on the date any such Subsidiary is acquired (so long as in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case, from guaranteeing the applicable obligations under the Notes or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee of the applicable obligations under the Notes unless such consent, approval, license or authorization has been received;
(c)    special purpose entities, captive insurance company subsidiaries and not-for-profit Subsidiaries, if any;
(d)    any Subsidiary acquired pursuant to a permitted acquisition or other similar investment which has (at the time of such acquisition of investment) been financed with secured indebtedness permitted to be incurred pursuant to this Indenture as assumed indebtedness (and not incurred in contemplation of such acquisition or similar investment) and any Subsidiary thereof that guarantees such secured indebtedness, in each case to the extent, and so long as, such secured indebtedness prohibits such Subsidiary from becoming a Guarantor;
(e)    direct or indirect Domestic Subsidiaries of any Foreign Subsidiary of the Company that is a controlled foreign corporation for U.S. federal income tax purposes (a “CFC”);
(f)    any Domestic Subsidiary that owns no material assets (directly or through Subsidiaries) other than equity interests of one or more Foreign Subsidiaries of the Company that are CFCs (a “FSHCO”);
(g)    any Subsidiary organized in a jurisdiction other than the United States, any State thereof or the District of Columbia (including, for the avoidance of doubt, any subsidiary organized in a territory of the United States);
(h)    any Foreign Subsidiary;
(i)    any other Subsidiary with respect to which the Company reasonably agrees in writing that the cost or other consequences of providing a guarantee is likely to be excessive in relation to the value to be afforded to the holders of the Notes thereby and which does not guarantee any other Indebtedness of the Company or any Guarantor;
(j)    any Subsidiary that is not a Wholly Owned Subsidiary; and
(k)    Branded Card Subsidiaries (as defined in the Existing ABL Credit Agreement).
“Existing ABL Credit Agreement” means that certain Third Amended and Restated Credit agreement dated as of May 7, 2020 (as amended by Amendment No. 1 dated July 12, 2021) among the Company, the Guarantors, Bank of America, N.A., as administrative agent and as collateral agent and the other parties thereto, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, supplemented, waived, renewed, replaced (whether or not upon termination and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time.
“Existing Secured Notes” means, the Company’s (x) 8.375% Senior Secured Notes due 2023, (y) 8.625% Senior Notes due 2025 and (z) 8.875% Senior Secured Notes due 2027, in each case, issued by the Company on May 7, 2020 and to the extent outstanding on the Issue Date.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer.
“FATCA Applicable Law” has the meaning set forth in Section 13.21.
“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries.
“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia. For the avoidance of doubt, any Subsidiary incorporated or organized under the laws of a territory of the United States (including the Commonwealth of Puerto Rico) shall constitute a “Foreign Subsidiary”.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date (unless otherwise specified herein). For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with past practice or industry norm), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.
“Guarantee” means, as to any series of Notes, any guarantee of the obligations of the Company under this Indenture and of such series of Notes by any Guarantor in accordance with the provisions of this Indenture.
“Guarantor” means, as to any series of Notes, any Subsidiary of the Company that Guarantees the Notes of such series by executing this Indenture or a supplemental indenture in the form of Exhibit C attached hereto; provided that upon the release or discharge of such Person from its Guarantee of such series of Notes in accordance with this Indenture, such Person shall cease to be a Guarantor of Notes of such series.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.
“Immaterial Subsidiary” means any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements have been (or were required to be) delivered pursuant to this Indenture, have assets with a value in excess of 5.0% of the Total Assets or revenues representing in excess of 5.0% of total revenues of the Company and its Subsidiaries on a consolidated basis as of such date, and (b) taken together with all such Subsidiaries as of such date that are not Guarantors as a result of being Immaterial

Subsidiaries, did not have assets with a value in excess of 10.0% of Total Assets or revenues representing in excess of 10.0% of total revenues of the Company and its Subsidiaries on a consolidated basis as of such date.
“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. “Incurred” and “Incurrence” shall have like meanings.
“Indebtedness” means, with respect to any Person:
(1)    the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business or consistent with past practice or industry norm), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, or (d) in respect of Capitalized Lease Obligations, if and to the extent that any of the foregoing indebtedness in clauses (a)-(d) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with past practice or industry norm); provided that the Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or its Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis; and
(3)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Company) of such asset at such date of determination, and (b) the principal amount of such Indebtedness of such other Person;
provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business or consistent with past practice or industry norm and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) obligations under or in respect of a Securitization Financing (including all obligations of any Securitization Subsidiary); (5) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm; (6) obligations in respect of cash management services; (7) in the case of the Company and the Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice or industry norm and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Company and the Subsidiaries; and (8) any obligations under Hedging Obligations.
Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.
“Interest Payment Date” has the meaning set forth in Exhibit A-1 with respect to the 2029 Notes or Exhibit A-2 with respect to the 2031 Notes, as applicable.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency in the event that either Moody’s and/or S&P has not then rated the Notes.
“Issue Date” means the date on which the Notes are originally issued.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Limited Condition Transaction” means (a) any investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (c) any repurchase of Equity Interests, dividend or other distribution requiring irrevocable notice in advance thereof.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Make Whole Calculation Date” means, with respect to a 2029 Note, October 1, 2024, and with respect to a 2031 Note, October 1, 2026.
“Material Indebtedness” means Indebtedness (including commitments to provide revolving credit Indebtedness) of any one or more of the Company or any of its Subsidiaries in an aggregate principal amount exceeding the greater of $250 million and 2% of Total Assets as of the date such Indebtedness is Incurred.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its notes of the applicable series plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.
“New Project” means (x) each plant, facility, branch, office or business unit which is either a new plant, facility, branch, office or business unit or an expansion, relocation, remodeling, refurbishment or substantial modernization of an existing plant, facility, branch, office or business unit owned by the Company or its Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit, product line or information technology offering or other service offering to the extent such business unit commences operations or such product line or information technology or other service offering is offered or each expansion (in one or series of related transactions) of business into a new market or through a new distribution method or channel.
“Obligations” means any principal, interest, fees, expenses, (including any interest, fees, expenses and other amounts accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, expenses and other amounts are allowed or allowable claims under applicable state, federal or foreign law), penalties, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the holders of the Notes.
“Offering Memorandum” means the offering memorandum, dated September 13, 2021, relating to the issuance of the Initial Notes.
“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Officer or Officers of such Person, which meets the requirements set forth in this Indenture.
“Opinion of Counsel” means, with respect to any Person, a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to such Person.
“Performance References” means the Company and/or any one or more of the Guarantors.
“Permitted Holders” means (i) a spouse or lineal descendent to the second degree by blood or adoption of any of Doris F. Fisher, John J. Fisher, William S. Fisher or Robert J. Fisher (collectively, the “Fishers”) (together with the Fishers, the “Fisher Family Members”); (ii) trusts solely for the benefit of (x) any of the Fisher Family Members or (y) one or more charitable foundations, institutions or entities; provided that in each case at least 50.1% of the trustees of such trust consist of Fisher Family Members, (iii) any Person (other than an individual or trust) so long as any of the Fisher Family Members are the sole beneficial owners of at least 50.1% of the Voting Stock, partnership, membership or other equity interests of such Person and constitute at least 50.1% of the Board of Directors of such Person or of the individuals exercising similar functions, in the case of an entity other than a corporation, or (iv) in the event of the death of a Fisher, his or her estate, executor, administrator, committee or other personal representative.
“Permitted Liens” means, with respect to any Person:
(1)    pledges or deposits and other Liens granted by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business or consistent with past practice or industry norm;
(2)    Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)    Liens for taxes, assessments or other governmental charges not yet overdue by more than 45 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings;
(4)    Liens in favor of issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued (including completion guarantees) pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry norm;
(5)    minor survey exceptions, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or consistent with past practice or industry norm or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(6)    (A) Liens on assets of a Subsidiary that is not a Guarantor securing Indebtedness of a Subsidiary that is not a Guarantor; and
(B)    Liens securing Indebtedness of the Company and any of its Subsidiaries Incurred under Credit Facilities (including the Existing ABL Credit Agreement) (and any cash management arrangements, hedging obligations and supply chain financing arrangements secured under the documentation governing such Indebtedness) in an aggregate principal amount outstanding at the time of Incurrence not to exceed the greatest of (i) $2,500.00 million, (ii) 20% of Total Assets as of the date such Indebtedness is Incurred and (iii) the Borrowing Base as of the date such Indebtedness is Incurred;
(7)    Liens existing on the Issue Date (other than Liens in favor of the lenders under the Existing ABL Credit Agreement and Liens securing the Existing Secured Notes);
(8)    Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any of its Subsidiaries (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(9)    Liens on assets or property at the time the Company or a Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any of its Subsidiaries (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(10)    Liens securing Indebtedness or other obligations of the Company or a Subsidiary owing to the Company or another Subsidiary;
(11)    Liens securing Hedging Obligations;

(12)    Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)    leases, subleases, licenses and sublicenses of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of the Subsidiaries;
(14)    Liens securing Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any Subsidiary, Disqualified Stock issued by the Company or any of its Subsidiaries and Preferred Stock issued by any Subsidiary to finance (whether prior to or within 365 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (14), does not exceed at any one time outstanding the greater of $250.0 million and 2% of Total Assets as of the date such Indebtedness is Incurred;
(15)    Liens in favor of the Company or any Guarantor;
(16)    Liens on assets of the type specified in the definition of “Securitization Financing” Incurred in connection with a Securitization Financing;
(17)    pledges and deposits and other Liens made in the ordinary course of business or consistent with past practice or industry norm to secure liability to insurance carriers;
(18)    Liens securing the Existing Secured Notes (and the related guarantees thereof) existing on the Issue Date and any Liens to secure the Notes and the related Guarantees pursuant to Section 4.12 or otherwise;
(19)    leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business or consistent with past practice or industry norm, and Liens on real property which is not owned but is leased or subleased by the Company or any of its Subsidiaries;
(20)    Liens to secure any Refinancing as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6)(B), (7), (8), (9), (10), (11), (14), (15), (25) and (35) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, the Elected Amount of the applicable Indebtedness described under clauses (6)(B), (7), (8), (9), (10), (11), (14), (15), (25) and (35) at the time the original Lien became a Permitted Lien under this Indenture, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such Refinancing; provided, further, however, that in the case of any Liens to secure any Refinancing of Indebtedness secured by a Lien referred to in clause (35), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (35) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (35);

(21)    Liens on equipment of the Company or any of its Subsidiaries granted in the ordinary course of business or consistent with past practice or industry norm to the Company’s or such Subsidiary’s client at which such equipment is located;
(22)    judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(23)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice or industry norm;
(24)    Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business or consistent with past practice or industry norm;
(25)    other Liens securing obligations the outstanding principal amount of which does not exceed the greater of $1,500.00 million and 12% of Total Assets of the date on which such Indebtedness is Incurred;
(26)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;
(27)    any amounts held by a trustee in the funds and accounts under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;
(28)    Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice or industry norm or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business or consistent with past practice or industry norm and not for speculative purposes;
(29)    Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;
(30)    Liens disclosed by the title commitments or title insurance policies delivered pursuant to any Credit Facility and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under this Indenture;
(31)    Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Company or any of its Subsidiaries in the ordinary course of business or consistent with past practice or industry norm;
(32)    in the case of real property that constitutes a leasehold or subleasehold interest, (x) any Lien to which the fee simple interest (or any superior leasehold interest) is subject or may become subject and any subordination of such leasehold or subleasehold interest to any such Lien in accordance with the terms and provisions of the applicable leasehold or subleasehold documents and (y) any right of first refusal, right of first negotiation or right of first offer which is granted to the lessor or sublessor;

(33)    agreements to subordinate any interest of the Company or any of its Subsidiaries in any accounts receivable or other prices arising from inventory consigned by the Company or any such Subsidiary pursuant to an agreement entered into in the ordinary course of business or consistent with past practice or industry norm;
(34)    Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;
(35)    Liens securing Indebtedness of the Company and any of its Subsidiaries in an aggregate principal amount outstanding at the time of Incurrence not to exceed an amount that would cause the Consolidated Secured Net Leverage Ratio of the Company to exceed 0.50 to 1.00;
(36)    Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; and
(37)    solar power purchase agreements and the stationary battery services agreement related to the Company’s distribution center located in Fresno, California, and the payment-in-lieu-of-tax agreement related to the Company’s distribution center located in Fishkill, New York.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred that are classified as “pre-opening rent,” “opening costs” or “pre-opening expenses” (or any similar or equivalent caption).
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.
“pro forma event” has the meaning set forth in the definition of “Consolidated Secured Net Leverage Ratio.”
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Company or any direct or indirect parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.
“Ratings Decline” has the meaning set forth in the definition of “Change of Control Triggering Event.”
“Ratings Decline Period” means, with respect to the Notes, the period of 60 days commencing upon the earliest of (i) the date of the first public announcement of the occurrence of a Change of Control, (ii) the date of public notice of the intention by the Company to effect a Change of Control or (iii) the occurrence of a Change of Control; provided that such period shall be extended for so long as the rating of the Notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.
“Record Date” has the meaning set forth in Exhibit A-1 with respect to the 2029 Notes or Exhibit A-2 with respect to the 2031 Notes, as applicable.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Indebtedness, in exchange or replacement for, that Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Restricted Cash” means cash and Cash Equivalents held by the Company and the Subsidiaries that would appear as “restricted” on a consolidated balance sheet of the Company or any of the Subsidiaries.
“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Subsidiary whereby the Company or such Subsidiary transfers such property to a Person, and the Company or such Subsidiary leases it from such Person pursuant to a lease arrangement, other than leases between any of the Company and a Subsidiary or between Subsidiaries.
“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes of the applicable series, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes of the applicable series.
“SEC” means the Securities and Exchange Commission.
“Secured Indebtedness” means any Consolidated Total Indebtedness secured by a Lien on the assets of the Company or a Guarantor.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has any rights or interests, in each case, without regard to where such assets or interests are located: (1) receivables, payment obligations, installment contracts, and similar rights, whether currently existing or arising or estimated to arise in the future, and whether in the form of accounts, chattel paper, general intangibles, instruments or otherwise (including any drafts, bills of exchange or similar notes and instruments), (2) franchise fee payments and other revenues related to franchise agreements, (3) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, including, without limitation, licensing fees, lease payments and similar revenue streams, (4) revenues related to distribution and merchandising of the products of the Company and its Subsidiaries, (5) intellectual property rights relating to the generation of any of the foregoing types of assets, (6) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof, (7) rents, real estate taxes and other non-royalty amounts due from franchisees, (8) any Equity Interests of any Securitization Subsidiary or any subsidiary of a Securitization Subsidiary and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered in furtherance of the organization of such entity, (9) any equipment, contractual rights with unaffiliated third parties, website domains and associated property and rights necessary for a Securitization Subsidiary to operate in accordance with its stated purposes, (10) any rights and obligations associated with gift cards or similar programs and (11) any other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions or factoring transactions of the relevant type in the applicable jurisdictions (as determined by the Company in good faith).
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, assign, convey or otherwise transfer to any other Person, or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily sold, assigned, conveyed, or transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or factoring transactions involving Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, dilution, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means a Wholly Owned Subsidiary (or another Person formed for the purposes of engaging in a Securitization Financing with the Company or any of its Subsidiaries in which the Company or any of its Subsidiaries makes an investment and to which the Company or any of its Subsidiaries transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Company as a Securitization Subsidiary and:
(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(b)    with which neither the Company nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company (other than pursuant to Standard Securitization Undertakings); and
(c)    to which neither the Company nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provisions).

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities, reimbursement obligations, performance undertakings, guarantees of performance and other customary payment obligations entered into by the Company or any of its Subsidiaries, whether joint and several or otherwise, which the Company has determined in good faith to be customary in a Securitization Financing including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless the context otherwise requires, the term “Subsidiary” shall mean a Subsidiary of the Company.
“Tender Offers” means the tender offers for any and all of the Existing Secured Notes.
“Total Assets” means the total assets of the Company and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company, calculated on a pro forma basis consistent with the calculations made under the definition of “Consolidated Secured Net Leverage Ratio” (with references to “Consolidated Secured Net Leverage Ratio” therein being deemed references to “Total Assets”).
“Transactions” means the issuance and sale of the Notes pursuant to the Offering Memorandum and the transactions related and pursuant thereto.
“Treasury Rate” means, the weekly average for each Business Day during the most recent week that has ended at least two business days prior to the applicable redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the Make Whole Calculation Date; provided, however, that if the period from such redemption date to the Make Whole Calculation Date, as applicable, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Officer” means:
(1)    any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject, and
(2)    who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor.
“U.S. Government Obligations” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
Section 1.02    Other Definitions.

Term	Section
$1.03(j)
Agent Members	Appendix A
Authentication Order	2.03
Change of Control Offer	4.08(b)
Company	Preamble
covenant defeasance option	8.01(b)
Deemed Date	4.12(b)
Definitive Note	Appendix A
Directing Holder	6.13
Elected Amount	4.12(b)
Event of Default	6.01
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligations	12.01(a)
IAI	Appendix A
Increased Amount	4.12(c)
Initial 2029 Notes	Preamble
Initial 2031 Notes	Preamble
Initial Notes	Preamble
Initial Purchasers	Appendix A
legal defeasance option	8.01(b)

LCT Election	1.04(a)
LCT Test Date	1.04(a)
Noteholder Direction	6.13
Notes	Preamble
Notes Custodian	Appendix A
Notice of Default	6.01
Paying Agent	2.04(a)
Permitted Jurisdictions	5.01(a)
Position Representation	6.13
protected purchaser	2.08
QIB	Appendix A
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Regulation S Permanent Global Note	Appendix A
Regulation S Temporary Global Note	Appendix A
Restricted Notes Legend	Appendix A
Restricted Period	Appendix A
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Rule 501	Appendix A
Successor Company	5.01(a)(i)
Successor Guarantor	5.01(b)(i)
TIA	7.10
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
U.S. dollars	1.03(j)
U.S.A. Patriot Act	13.19
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A
Verification Covenant	6.13

Section 1.03    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    “including” means including without limitation;
(e)    words in the singular include the plural and words in the plural include the singular;

(f)    unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(g)    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(h)    the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
(i)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(j)    “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and
(k)    All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe Sign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 1.04    Limited Condition Transactions.
(a)    When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, dividends and dispositions or distributions), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default under this Indenture)) shall be deemed to be the date (the “LCT Test Date”) either (a) that the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or distribution or similar event), (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction is made (or that equivalent notice under equivalent laws, rules or regulations in such other applicable jurisdiction is made), (c) that notice is given with respect to any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment or (d) that notice is given with respect to any dividend or other distribution requiring irrevocable notice in advance thereof and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, dividends or other distributions and dispositions) and any related pro forma adjustments, the Company or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Liens, for example, whether such Liens are to secure Indebtedness that is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, dividends or distributions and dispositions).
(b)    For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or Total Assets of the Company, any Subsidiary of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.
ARTICLE II

THE NOTES
Section 2.01    Amount of Notes. The aggregate principal amount of Initial Notes which may be authenticated and delivered under this Indenture on the Issue Date is (i) $750,000,000 with respect to the Initial 2029 Notes and (ii) $750,000,000 with respect to the Initial 2031 Notes.
The Company may from time to time after the Issue Date issue additional Notes of any series under this Indenture in an unlimited principal amount (collectively, “Additional Notes”), so long as such Additional Notes are issued in compliance with the provisions set forth below. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07 or 2.08 or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:
(1)    the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;
(2)    the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and
(3)    if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A-1 or Exhibit A-2 hereto, as applicable, and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.
If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.
The Initial Notes and any Additional Notes of a series may, at the Company’s option, be treated as a single class of securities for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, except that any Additional Notes may have different issuance prices, issuance dates and, in some cases, may have a different first interest payment date than the Initial Notes of the same series; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and/or ISIN, if applicable.
Section 2.02    Form and Dating. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes of each series and the related Trustee’s certificate of authentication and (ii) any Additional Notes of a series (if issued as Transfer Restricted Notes) and the related Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A-1 with respect to the 2029 Notes or Exhibit A-2 with respect to the 2031 Notes, each of which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, provided that the Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by DTC in denominations of less than $2,000.
Section 2.03    Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (an “Authentication Order”) (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of (i) $750,000,000 with respect to the 2029 Notes and (ii) $750,000,000 with respect to the 2031 Notes and (b) subject to the terms of this Indenture, Additional Notes of any series in an aggregate principal amount to be determined at the time of issuance and specified therein.
Such Authentication Order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.
One Officer shall sign the Notes for the Company by manual, digital or PDF signature.
If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent as described immediately below) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
Section 2.04    Registrar and Paying Agent.
(a)    The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Company initially appoints the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes representing the Notes.
(b)    The Company may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its wholly owned domestically organized Subsidiaries may act as Paying Agent or Registrar.
(c)    The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
Section 2.05    Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of and interest on the Notes, the Company shall deposit with each Paying Agent (or if the Company or any of its wholly owned domestically organized Subsidiaries is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or any of its wholly owned domestically organized Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.06    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

Section 2.07    Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements (including, among other things, the furnishing of appropriate endorsements and transfer documents) therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations of the same series, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Company may require payment of a sum sufficient to pay all taxes required by law or permitted by this Indenture, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes of a series for a period of 15 days prior to the sending of a notice of redemption of Notes of such series to be redeemed.
Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by DTC.
Section 2.08    Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon receipt of an Authentication Order, Officer’s Certificate and Opinion of Counsel, shall authenticate a replacement Note of the same series if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Company and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee. Such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Company, with respect to the Company, to protect the Company, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
Every replacement Note is an additional obligation of the Company.
The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
Section 2.09    Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.
If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and accrued and unpaid interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
Section 2.10    Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Company may not issue new Notes to replace Notes that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.
Section 2.11    Defaulted Interest. If the Company defaults in a payment of interest on the Notes of a series, the Company shall pay the defaulted interest then borne by the Notes of such series (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each affected holder (with a copy to the Trustee) a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
Section 2.12    CUSIP Numbers, ISINs, Etc. The Company in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and if so, the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.
Section 2.13    Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes of any series, at any date of determination, shall be the principal amount of the Notes of such series at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes of any series, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes of such series, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes of such series then outstanding, in each case, as determined in accordance with the preceding sentence, and Section 13.06 of this Indenture. Any calculation of the Applicable Premium made pursuant to this Section 2.13 shall be made by the Company and delivered to the Trustee pursuant to an Officer’s Certificate.
ARTICLE III

REDEMPTION
Section 3.01    Redemption. The Notes of each series may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the respective form of Note set forth in Exhibit A-1 and Exhibit A-2 hereto, as applicable, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
Section 3.02    Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.
Section 3.03    Notices to Trustee. If the Company elects to redeem any series of Notes pursuant to the optional redemption provisions of Paragraph 5 of the applicable Note, the Company shall notify the Trustee in an Officer’s Certificate of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of such series of Notes to be redeemed, and (iv) the redemption price. The Company shall give notice provided for in this paragraph to the Trustee at least 35 days (or such shorter period as is acceptable to the Trustee) but not more than 60 days prior to a redemption date if the redemption is a redemption pursuant to Paragraph 5 of the Note. The Company may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Company’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.05. Any such notice may be canceled if written notice from the Company of such cancellation is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of DTC and shall thereby be void and of no effect. The Company shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes of the applicable series to be redeemed pursuant to Section 3.04.
Section 3.04    Selection of Notes to Be Redeemed. In the case of any partial redemption of any series of Notes, selection of the Notes of such series for redemption will be made by the Trustee on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the requirements of DTC, if applicable); provided that no Notes of $2,000 or less shall be redeemed in part. The Notes to be selected shall be selected from outstanding Notes not previously called for redemption. Notes and portions of them that are selected for redemption shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.
Section 3.05    Notice of Optional Redemption.
(a)    At least 15 but not more than 60 days prior to a redemption date pursuant to Paragraph 5 of the Note of each series, the Company shall mail or cause to be mailed by first-class mail, or delivered electronically if held by DTC, a notice of redemption to each holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the applicable redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII.

Any such notice shall identify the Notes to be redeemed and shall state:
(i)    the redemption date;
(ii)    the redemption price and the amount of accrued interest, if any, to, but excluding, the redemption date;
(iii)    the name and address of the applicable Paying Agent;
(iv)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;
(v)    if fewer than all the outstanding Notes of a series are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes of such series to be outstanding after such partial redemption;
(vi)    that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(vii)    the CUSIP number, ISIN and/or “Common Code”, if any, printed on the Notes being redeemed;
(viii)    that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN and/or “Common Code”, if any, listed in such notice or printed on the Notes; and
(ix)    whether such notice is subject to the satisfaction (or waiver by the Company) of one or more conditions precedent.
(b)    Notice of any redemption may, at the Company’s discretion, be given prior to the completion of a transaction (including an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Company’s discretion, be subject to the satisfaction (or waiver by the Company) of one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the applicable redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived), or such applicable redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived) by the applicable redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. If any such condition precedent has not been satisfied (or waived by the Company), the Company shall provide written notice to the Trustee and the holders no later than the close of business on the business day prior to the applicable redemption date (or such other date as may be required pursuant to the applicable procedures of DTC). Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the applicable series of Notes shall be rescinded or delayed, in each case as provided in such notice.
(c)    At the Company’s request in an Officer’s Certificate, the Trustee shall deliver the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall notify the Trustee of such request at least five (5) Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to holders. Such notice may not be canceled once delivered to holders of Notes.

Section 3.06    Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05(a), Notes called for redemption become due and payable on the applicable redemption date and at the redemption price stated in the notice, except as provided in Section 3.05(b). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date; provided, however, that if the applicable redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest to, but not including, the Interest Payment Date, shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.
Section 3.07    Deposit of Redemption Price. With respect to any Notes, prior to 11:00 a.m., New York City time, on the applicable redemption date with respect to the Notes, the Company shall deposit with the Paying Agent (or, if the Company or any of their wholly owned domestically organized Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the applicable redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
Section 3.08    Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. If any Definitive Note is to be redeemed in part only, a new Definitive Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Definitive Note. If any Global Note is to be redeemed in part only, the records of the Trustee shall reflect such decrease in the principal amount of such Global Note. Upon surrender and cancellation of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled.
ARTICLE IV

COVENANTS
Section 4.01    Payment of Notes. The Company shall promptly pay the principal of, and interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 a.m., New York City time with respect to the Notes, money sufficient to pay all principal, and interest, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.
The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.
Section 4.02    Reports and Other Information.
(a)    Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC (and upon written request provide the Trustee and holders with copies thereof, without cost to each holder, within 5 days after receipt of such request):
(i)    within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC; and
(ii)    within the time period specified in the SEC’s rules and regulations for non-accelerated filers (except for any delay permitted by Rule 13a-13(a) promulgated under the Exchange Act), reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;
provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case, within the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act as provided above; provided, further, that such reports will not be required to contain the separate financial information for the Company or the Guarantors contemplated by Rule 3-10 or Rule 3-16 under Regulation S-X promulgated by the SEC (or any successor provision). In addition to providing such information to the Trustee, the Company shall make available to the holders, prospective investors, market makers affiliated with any Initial Purchaser of the Notes and securities analysts the information required to be provided pursuant to the foregoing clauses (i) and (ii), by posting such information to its website or on IntraLinks or any comparable online data system or website, it being understood that the Trustee shall have no responsibility to determine if such information has been posted on any website.
(b)    In the event that:
(i)    the rules and regulations of the SEC permit the Company and any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Company, or
(ii)    any direct or indirect parent of the Company is or becomes a Guarantor of the Notes, reporting at such parent entity’s level in a manner consistent with that described in this Section 4.02 for the Company will satisfy this Section 4.02, and the Company is permitted to satisfy its obligations in this Section 4.02 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.
(c)    In addition, the Company will make such information available to prospective investors upon request. In addition, the Company shall, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(d)    Notwithstanding the foregoing, the Company will be deemed to have furnished the reports referred to in this Section 4.02 to the Trustee and the holders if the Company has filed such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available, it being understood that the Trustee shall have no responsibility to determine if such information has been posted on any website.
(e)    Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 4.03    [Reserved].
Section 4.04    [Reserved].
Section 4.05    [Reserved].
Section 4.06    [Reserved].
Section 4.07    [Reserved].
Section 4.08    Change of Control Triggering Event.
(a)    Upon the occurrence of a Change of Control Triggering Event, each holder shall have the right to require the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), except to the extent the Company has previously, concurrently or within 30 days following such Change of Control elected to redeem such Notes in accordance with Article III of this Indenture, or discharged this Indenture or exercised its legal defeasance option or covenant defeasance option, in each case in accordance with Article VIII.
(b)    Within 30 days following any Change of Control Triggering Event, except to the extent that the Company has (i) exercised its right to redeem the Notes of a series in accordance with Article III of this Indenture, (ii) discharged this Indenture in accordance with Article VIII or (iii) exercised its legal defeasance option or covenant defeasance option in accordance with Article VIII, in each case, on or prior to the date that is 30 days following such Change of Control, the Company shall mail, or deliver electronically if held by DTC, a notice (a “Change of Control Offer”) to each holder of Notes of such series with a copy to the Trustee stating:
(i)    that a Change of Control Triggering Event has occurred and that such holder has the right to require the Company to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);
(ii)    the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;
(iii)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); provided that in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below, the expected repurchase date will be stated and may be based on a date relative to the closing of the applicable transaction that is expected to result in a Change of Control Triggering Event and which may be tolled until the occurrence of a Change of Control Triggering Event; and
(iv)    the instructions determined by the Company, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased.
(c)    Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee, the Paying Agent and the Company receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing its election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
(d)    On the purchase date, all Notes purchased by the Company under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, to the holders entitled thereto.
(e)    A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(f)    Notwithstanding the foregoing provisions of this Section 4.08, the Company shall not be required to make a Change of Control Offer upon (or in advance of, as described in clause (e) above) a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
(g)    Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding.
(h)    At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder upon receipt of funds from the Company.
(i)    Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.
(j)    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
(k)    If holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes of such series validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes of such series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption. Any such redemption shall be effected pursuant to Article III.
Section 4.09    Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on January 29, 2022, an Officer’s Certificate stating that in the course of the performance by the signer (which shall be the principal executive officer, the principal financial officer or principal accounting office of the Company) of such signer’s duties as an Officer of the Company such signer would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If such Officer does, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. Except with respect to receipt of payments of principal, and interest, if any, on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.09, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.
Section 4.10    Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 4.11    Future Guarantors. The Company shall cause each of its Wholly Owned Subsidiaries that is not an Excluded Subsidiary and that guarantees or becomes a borrower under any Credit Facility (including the Existing ABL Credit Agreement) that is Material Indebtedness of the Company or any of the Guarantors, or that guarantees any Capital Markets Indebtedness that is Material Indebtedness of the Company or any of the Guarantors, to execute and deliver to the Trustee, within 20 Business Days of such event, a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Subsidiary will guarantee the Guaranteed Obligations.
Section 4.12    Liens.
(a)    The Company shall not, and shall not permit any of its Subsidiaries which are Guarantors to, directly or indirectly, Incur any Lien (except Permitted Liens) on any asset or property of the Company or such Guarantor securing Indebtedness of the Company or any of the Guarantors unless the Notes or the Guarantees, if any, are secured equally and ratably with (or prior to) all other Indebtedness of the Company or any Subsidiary secured by that Lien. Any Lien that is granted to secure the Notes or any Guarantee under the preceding sentence shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee.
(b)    For purposes of determining compliance with this Section 4.12, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) but may be permitted in part under any combination thereof, (ii) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a), the Company may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such category or categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other category described in the definition of “Permitted Liens” or Section 4.12(a), (iii) with respect to any Lien securing or to secure any revolving loan Indebtedness or committed Indebtedness, the Company may elect (without a requirement to deliver any notice) to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) in respect of such Indebtedness to be Incurred or issued or granted on the date of first Incurrence of such revolving loan Indebtedness or commitment (the “Deemed Date”), in which case (A) any related subsequent actual Incurrence or issuance and granting of such Lien therefor (so long as the total amount under such Indebtedness does not exceed the Elected Amount) will be deemed for all purposes under this Indenture to have been Incurred or issued and granted on such Deemed Date, and (B) except as set forth in the proviso in the definition of “Consolidated Secured Net Leverage Ratio”, for purposes of all subsequent calculations of the Consolidated Secured Net Leverage Ratio at any time during which such commitment remains effective, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding; provided that (1) the Company may revoke an election of an Elected Amount at any time (without a requirement to deliver any notice) and (2) to the extent that the Elected Amount of any Indebtedness is relied on to Incur any Refinancing pursuant to clause (20) of the definition of “Permitted Liens”, then such Elected Amount may not be revoked at any time during which such Lien and related Indebtedness remains Incurred pursuant to such clause (20) and (iv) for purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Liens, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt.
(c)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing costs, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount, deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”
Section 4.13    [Reserved].
Section 4.14    Maintenance of Office or Agency.
(a)    The Company shall maintain one or more offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 13.02.
(b)    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Company hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Company in accordance with Section 2.04.
Section 4.15    Existence. The Company shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 5.01, and the Company shall not be required to preserve, renew and keep in full force and effect any such right, license, permit, privilege, franchise or legal existence if the Company shall determine in good faith the preservation, renewal or keeping in full force and effect thereof is no longer desirable in the conduct of the business of the Company.
Section 4.16    Limitation on Sale/Leaseback Transactions.
The Company shall not, and shall not permit any Subsidiary which is a Guarantor to, engage in any Sale/Leaseback Transaction with respect to any asset or property unless either:

(a)    the Sale/Leaseback Transaction was entered into prior to the Issue Date;
(b)    the Sale/Leaseback Transaction is solely with the Company and/or one or more Subsidiary Guarantors of the Company;
(c)    the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled, without equally and ratably securing the Notes then outstanding under this Indenture, to Incur a Lien on such asset or property securing Indebtedness in the amount of the Attributable Debt arising from such Sale/Leaseback Transaction (without duplication of the Incurrence of any Lien related to such Sale/Leaseback Transaction that is securing a Capitalized Lease Obligation);
(d)    the Company or such Subsidiary, within 18 months after the sale of such asset or property in connection with such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such property to (i) the prepayment, repayment, redemption, purchase or retirement of Notes or other long term Indebtedness of the Company or such Subsidiary, (ii) the purchase, construction, development, expansion, repair or improvement of assets or other property useful in the business of the Company and its Subsidiaries or to make other capital expenditures, (iii) to acquire or invest in all or a substantial portion of assets of, or the acquisition of the Equity Interests of, a Person or business unit, division or line of business of a Person, including by way of merger, amalgamation, consolidation or otherwise or (iv) a combination thereof; provided that a binding commitment shall be treated as a permitted application of the net proceeds contemplated by this clause (d) from the date of such commitment or letter of intent so long as the Company or such Subsidiary enters into such commitment with the good faith expectation that such net proceeds will be applied to satisfy such commitment within 180 days of the expiration of such 18-month period; or
(e)    any combination of the foregoing clauses (a)-(d) applies (with the portion of net proceeds reinvested pursuant to (d) above reducing the amount of any Attributable Debt under clause (b) of the definition thereof and which would otherwise be required to comply with clause (c) above on a dollar-for-dollar basis).
ARTICLE V

SUCCESSOR COMPANY
Section 5.01    When Company and Guarantors May Merge or Transfer Assets.
(a)    The Company may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
(i)    the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia (the Company or such Person, as the case may be, being herein called the “Successor Company”); provided that in the event that the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;
(ii)    the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Indenture, pursuant to supplemental indentures or other applicable documents or instruments in form reasonably satisfactory to the Trustee;
(iii)    immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;
(iv)    if the Company is not the Successor Company, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and
(v)    the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture.
The Successor Company (if other than the Company) will succeed to, and be substituted for, the Company under this Indenture and the Notes, and in such event the Company will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clause (iii) of this Section 5.01(a), (A) the Company or any of its Subsidiaries may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Subsidiary or, provided that the Company is the Successor Company, the Company, and (B) the Company may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States or the District of Columbia (collectively, “Permitted Jurisdictions”) or may convert into a corporation or limited liability company organized or existing under the laws of any Permitted Jurisdiction, so long as the amount of Indebtedness of the Company and the Subsidiaries is not increased thereby. This Section 5.01(a) will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and the Subsidiaries.
(b)    No Guarantor shall, and the Company shall not permit any such Guarantor to, consolidate, amalgamate or merge with or into or convert into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person other than the Company or any other Guarantor unless:
(i)    either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture, the Notes or the Guarantee, as applicable, pursuant to a supplemental indenture or other applicable documents or instruments in form reasonably satisfactory to the Trustee; and
(ii)    the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
Notwithstanding the foregoing, the requirements of this clause (b) of Section 5.01 will not apply to any transaction pursuant to which (x) such Guarantor is permitted to be released from its Guarantee pursuant to the terms of this Indenture or (y) such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Guarantor’s properties or assets is to a Person that is not the Company or a Subsidiary of the Company.
Except as otherwise provided in this Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and the Notes or the Guarantee, as applicable, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and the Notes or its Guarantee. Notwithstanding the foregoing, a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Guarantor is not increased thereby.
ARTICLE VI
DEFAULTS AND REMEDIES
Section 6.01    Events of Default. An “Event of Default” occurs with respect to each series of Notes if:
(a)    there is a default in any payment of interest on any Note of such series when due, and such default continues for a period of 30 days;
(b)    there is a default in the payment of principal or premium, if any, of any Note of such series when due at its Stated Maturity, upon optional redemption, upon required repurchase or special mandatory redemption, upon declaration or otherwise;
(c)    there is a failure by the Company for 120 days after receipt of written notice given by the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements in Section 4.02 as it relates to such series of Notes;
(d)    there is a failure by the Company or any of its Subsidiaries for 60 days after written notice given by the Trustee or the holders of not less than 25% in principal amount of the Notes of such series then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clause (a), (b) or (c) above) contained in the Notes of such series or this Indenture as it relates to such series of Notes;
(e)    there is a failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $200.0 million or its foreign currency equivalent;
(f)    the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any bankruptcy law:
(i)    commences a voluntary case;
(ii)    consents to the entry of an order for relief against it in an involuntary case;
(iii)    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv)    makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,
(g)    a court of competent jurisdiction enters an order or decree under any bankruptcy law that:
(i)    is for relief against the Company or any Significant Subsidiary in an involuntary case;
(ii)    appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
(iii)    orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and, in each case, the order or decree remains unstayed and in effect for 60 days;
(h)    there is a failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $200.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days; or
(i)    the Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes of such series ceases to be in full force and effect (except as contemplated by the terms thereof), or the Company or any other Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes of such series and such Default continues for 10 days.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
However, a default under clause (c) or (d) above shall not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of outstanding Notes of the applicable series notify the Company, with a copy to the Trustee, of the default and the Company fails to cure such default within the time specified in clause (c) or (d) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
Section 6.02    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) hereof with respect to the Company) occurs and is continuing with respect to a series of Notes, the Trustee by notice to the Company or the holders of at least 25% in principal amount of outstanding Notes of the applicable series by notice to the Company, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes of such series to be due and payable; provided that no such declaration may occur with respect to any action taken, and reported publicly or to the holders of the Notes of such series, more than two years prior to the date of such declaration. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs, the principal of, premium, if any, and interest on all the Notes of each series will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding Notes of any series may rescind any such acceleration with respect to the Notes of such series and its consequences.
In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Company delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.
Section 6.03    Other Remedies. If an Event of Default occurs and is continuing with respect to a series of Notes, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal, or interest, if any, on the Notes of such series or to enforce the performance of any provision of the Notes of such series or this Indenture as it relates to such series.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.
Section 6.04    Waiver of Past Defaults. Provided the Notes of a series are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes of such series then outstanding by written notice to the Trustee may waive an existing Default with respect to such series and its consequences except (a) a Default in the payment of such series of the principal of or interest on a Note of such series, (b) a Default arising from the failure to redeem or purchase any Note of such series when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured and the Company, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
Section 6.05    Control by Majority. The holders of a majority in principal amount of the outstanding Notes of each series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee shall have no obligation to ascertain whether or not such direction is unduly prejudicial to any other holder) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Section 6.06    Limitation on Suits.
(a)    Except to enforce the right to receive payment of principal of, premium (if any), or interest, if any, when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:
(i)    such holder has previously given the Trustee written notice that an Event of Default is continuing,
(ii)    holders of at least 25% in principal amount of the outstanding Notes of the applicable series have requested the Trustee to pursue the remedy,
(iii)    such holders have offered, and if requested, provided the Trustee security or indemnity satisfactory to it against any loss, liability or expense,
(iv)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and
(v)    the holders of a majority in principal amount of the outstanding Notes of the applicable series have not given the Trustee a direction inconsistent with such request within such 60-day period.
(b)    A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder (it being understood that the Trustee shall have no obligation to ascertain whether or not such actions or forbearances are unduly prejudicial to any other holder).
Section 6.07    Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of, and interest, if any, on the Notes held by such holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.
Section 6.08    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.
Section 6.09    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Company, the Guarantors, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.
Section 6.10    Priorities. Any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order:
FIRST: to the Trustee for amounts due hereunder (including the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts in accordance with Section 7.07);
SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
THIRD: to the Company or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall deliver to each holder and the Company a notice that states the record date, the payment date and the amount to be paid.
Section 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.
Section 6.12    Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Section 6.13    Notice of Default.
(a)    Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders of the applicable series of Notes (other than a Regulated Bank or an Initial Purchaser) (each a “Directing Holder”) must be accompanied by a written representation from each such Directing Holder delivered to the Company and the Trustee that such Directing Holder is not (or, in the case such Directing Holder is DTC or its nominee, that such Directing Holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes of the applicable series are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owners of the Notes of the applicable series in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.
(b)    If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of the applicable series, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default, Event of Default or acceleration shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of any applicable series, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default, Event of Default or acceleration shall be automatically stayed and the cure period with respect to any Default, Event of Default or acceleration that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Notes of the applicable series held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such Default and Event of Default shall be deemed never to have occurred, acceleration shall be voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.
(c)    Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the two immediately preceding paragraphs. In addition, for the avoidance of doubt, the two immediately preceding paragraphs shall not apply to any holder that is a Regulated Bank or an Initial Purchaser; provided that if a Regulated Bank or an Initial Purchaser is a Directing Holder or a beneficial owner directing DTC it shall provide a written representation to the Company that it is a Regulated Bank or an Initial Purchaser, as applicable.

(d)    For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any holder of the applicable series of notes or any other Person in acting in good faith on a Noteholder Direction.
ARTICLE VII

TRUSTEE
Section 7.01    Duties of Trustee.
(a)    The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred for which a Trust Officer has knowledge, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing for which a Trust Officer has knowledge, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and
(ii)    in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)    The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.
(e)    The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall Incur no liability of any kind by reason of such inquiry or investigation.
(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered, and if requested, provided, to the Trustee security or indemnity satisfactory to the Trustee against the costs, losses, expenses and liabilities which might be Incurred by it in compliance with such request or direction.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(i)    The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
(j)    Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
(k)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(l)    The Trustee may request that the Company delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(m)    The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.
(n)    The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.
(o)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.
(p)    The permissive rights of the Trustee to take or refrain from taking any actions hereunder shall not be constituted as duties.
Section 7.03    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
Section 7.04    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), or (i), or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Company, any Guarantor or any holder. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Company having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.
Section 7.05    Notice of Defaults. If a Default in respect of any series of Notes occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee shall mail, or deliver electronically if held by

DTC, to each holder of the Notes of the applicable series notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest, if any, on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the noteholders. The Company is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.
Section 7.06    [Reserved].
Section 7.07    Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for the Trustee’s acceptance of this Indenture and its services hereunder as mutually agreed to in writing between the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and the Guarantors, jointly and severally, shall indemnify the Trustee or any predecessor Trustee, as applicable and their directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) Incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Company or any Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company may defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and such Guarantor, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Company and the Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct or gross negligence, as determined by a final, nonappealable order of a court of competent jurisdiction.
To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, or interest, if any, on particular Notes.
The Company’s and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under any bankruptcy law.
No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

Section 7.08    Replacement of Trustee.
(a)    The Trustee may resign at any time by so notifying the Company. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
(i)    the Trustee fails to comply with Section 7.10;
(ii)    the Trustee is adjudged bankrupt or insolvent;
(iii)    a receiver or other public officer takes charge of the Trustee or its property; or
(iv)    the Trustee otherwise becomes incapable of acting.
(b)    If the Trustee resigns, is removed by the Company or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
(c)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee fails to comply with Section 7.10, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
Section 7.09    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
Section 7.10    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939 (the “TIA”). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.
Section 7.11    Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.
ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE
Section 8.01    Discharge of Liability on Notes; Defeasance.
(a)    This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes of a series when:
(i)    either (A) all the Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes of such series (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes of such series to, but excluding, the applicable date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that with respect to any discharge of such Notes that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;
(ii)    the Company and/or the Guarantors have paid all other sums payable under this Indenture in respect of the Notes of such series; and
(iii)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture in respect of the Notes of such series relating to the satisfaction and discharge of this Indenture have been complied with.
(b)    Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes of a series and this Indenture with respect to the holders of the Notes of such series (“legal defeasance option”), and (ii) its obligations under Sections 4.02, 4.08, 4.11, 4.12, 4.15 and 4.16, and the operation of Section 5.01 for the benefit of the holders of the Notes of such series, and Sections 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and 6.01(g) with respect to Significant Subsidiaries only) and 6.01(h) (“covenant defeasance option”). The Company may exercise its legal defeasance option with respect to Notes of a series notwithstanding its prior exercise of its covenant defeasance option with respect to the Notes of such series. If the Company exercises its legal defeasance option or its covenant defeasance option with respect to any series of Notes, each Guarantor will be released from all of its obligations with respect to its Guarantee of the Notes of the applicable series.

If the Company exercises its legal defeasance option with respect to Notes of a series, payment of the Notes of such series may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option with respect to Notes of a series, payment of the Notes of such series may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and (g) (with respect only to Significant Subsidiaries or any group of Subsidiaries that together would constitute a Significant Subsidiary), 6.01(h) or 6.01(i) or because of the failure of the Company to comply with Section 5.01(a)(iv).
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(c)    Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article VII, including, without limitation, Sections 7.07 and 7.08 and in this Article VIII and the rights and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 7.08, 8.03, 8.04, 8.05 and 8.06 and the rights and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.
Section 8.02    Conditions to Defeasance.
(a)    The Company may exercise its legal defeasance option or its covenant defeasance option only if:
(i)    the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay the principal of, premium (if any), and interest, if any (without reinvestment), on the Notes when due at maturity or redemption, as the case may be;
(ii)    with respect to U.S. Government Obligations or a combination of money and U.S. Government Obligations, the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressing their opinion that the payments of principal and interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest, if any, when due on the Notes of such series to maturity or redemption, as the case may be; provided that upon any defeasance that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium, calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;
(iii)    no Default specified in Section 6.01(f) or (g) with respect to the Company shall have occurred or is continuing on the date of such deposit;
(iv)    the deposit does not constitute a default under any other material agreement or instrument binding on the Company;
(v)    the Company shall have delivered to the Trustee in the case of the legal defeasance option, an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes of such series not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year, or if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption;
(vi)    such exercise does not impair the right of any holder to receive payment of principal of, premium, if any, or interest, if any, on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;
(vii)    in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
(viii)    the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.
(b)    Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.
Section 8.03    Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations in the case of the Notes (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest, if any, on the Notes so discharged or defeased.
Section 8.04    Repayment to Company. Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
Section 8.05    Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
Section 8.06    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations, in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money, U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of, premium, if any, or interest, if any, on, any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money, U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS
Section 9.01    Without Consent of the Holders.
(a)    The Company and the Trustee may amend this Indenture, the Notes or the Guarantees without notice to or the consent of any holder of any series:
(i)    to cure any ambiguity, omission, mistake, defect or inconsistency;
(ii)    to provide for the assumption by a Successor Company (with respect to the Company) of the obligations of the Company under this Indenture and the Notes;
(iii)    to provide for the assumption by a Successor Guarantor (with respect to any Guarantor), as the case may be, of the obligations of a Guarantor under this Indenture and its Guarantee;
(iv)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(v)    to add a Guarantee with respect to the Notes of any series;
(vi)    to add collateral to secure the Notes of any series;
(vii)    to release a Guarantor from its Guarantee of the Notes when permitted or required under the terms of this Indenture;
(viii)    to add to the covenants of the Company for the benefit of the holders of such series or to surrender any right or power herein conferred upon the Company;
(ix)    to secure the Notes and/or the Guarantees and to add provisions regarding the release of collateral (including pursuant to Section 4.12);
(x)     [reserved];
(xi)    to make any change that would provide any additional rights or benefits to any holder of such series or that does not adversely affect the legal rights under this Indenture of any holder of such series of Notes in any material respect, in the good faith determination of the Company;
(xii)    to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” in the Offering Memorandum;
(xiii)    to effect any provision of this Indenture;
(xiv)    to make certain changes to this Indenture to provide for the issuance of Additional Notes;
(xv)    at the Company’s election, to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, if applicable;
(xvi)    to appoint a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee, in each case, with respect to the Notes; or
(xvii)    to evidence and provide for the acceptance and appointment of a successor Trustee or paying agent.

(b)    After an amendment under this Section 9.01 becomes effective, the Company shall mail, or otherwise deliver in accordance with the procedures of DTC, to the holders a notice (with a copy to the Trustee) briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
Section 9.02    With Consent of the Holders. The Company and the Trustee may amend this Indenture with respect to any series of Notes, the Notes of such series and/or the Guarantees thereof and any past Default or compliance with any provisions of this Indenture with respect to any series of Notes, the Notes of the affected series or the Guarantees thereof may be waived, with the consent of the Company and the holders of at least a majority in principal amount of the Notes of such series then outstanding voting as a single class. However, without the consent of each holder of an outstanding Note of the applicable series affected, no amendment or waiver may:
(1)    reduce the amount of Notes of the applicable series whose holders must consent to an amendment;
(2)    reduce the rate of or extend the time for payment of interest, on any Note of the applicable series;
(3)    reduce the principal of or change the Stated Maturity of any Note of the applicable series;
(4)    reduce the premium payable upon the redemption of any Note of the applicable series or change the time at which any Note of the applicable series may be redeemed in accordance with Article III;
(5)    make any Note of the applicable series payable in money other than that stated in such Note;
(6)    expressly subordinate the Notes of the applicable series or any Guarantee of the Notes of such series to any other Indebtedness of the Company or any Guarantor; or
(7)    make any change in the amendment provisions as to the Notes of the applicable series which require the consent of each holder of Notes of such series or in the waiver provisions applicable to the Notes of the applicable series.
It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
After an amendment under this Section 9.02 becomes effective, the Company shall mail, or otherwise deliver in accordance with the procedures of DTC, to the holders a notice briefly describing such amendment (with a copy to the Trustee). The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
Section 9.03    Revocation and Effect of Consents and Waivers.
(a)    A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company, the Guarantors and the Trustee.
(b)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.04    Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Company may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and, upon written order of the Company signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.
Section 9.05    Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, (i) an Officer’s Certificate stating that such amendment, supplement or waiver is authorized or permitted by this Indenture, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and, with respect to any supplement relating to any Additional Notes, that such supplement is the legal, valid and binding obligation of the Company and any Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof, (iii) with respect to any supplement relating to any Additional Notes, a copy of the resolution of the Board of Directors, certified by the Secretary or Assistant Secretary of the Company, authorizing the execution of such amendment, supplement or waiver and (iv) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee of the consent of the holders required to consent thereto.
Section 9.06    Additional Voting Terms; Calculation of Principal Amount. All Notes of a series issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes of such series will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.13.
Section 9.07    Compliance with the Trust Indenture Act. From the date on which this Indenture is qualified under the TIA (if such date occurs), every amendment, waiver or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.
ARTICLE X

[INTENTIONALLY OMITTED]
ARTICLE XI

[INTENTIONALLY OMITTED]

ARTICLE XII

GUARANTEE
Section 12.01    Guarantee.
(a)    Each Guarantor, by executing and delivering this Indenture or a supplemental indenture to this Indenture substantially in the form of Exhibit C hereto, hereby jointly and severally guarantees, on a senior unsecured, unsubordinated basis, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under this Indenture and the Notes, whether for payment of principal of, premium, if any, and interest, if any, on the Notes, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)    Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The Guarantee of each Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or each Guarantor; (v) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Guarantor, except as provided in Section 12.02(b). Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed.
(c)    Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s obligations under this Indenture and the Notes or such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.
(d)    Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(e)    [reserved].
(f)    Except as expressly set forth in Sections 8.01(b), 12.02 and 12.06, the Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of set-off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g)    Except as expressly set forth in Section 12.02(b), each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
(h)    In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, or interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the holders and the Trustee.
(i)    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 12.01.
(j)    Each Guarantor also agrees to pay any and all expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee in enforcing any rights under this Section 12.01.
(k)    Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Indenture.
Section 12.02    Limitation on Liability; Termination of Guarantees.
(a)    Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.
(b)    A Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be automatically released from all obligations under this Article XII upon:
(i)    the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Subsidiary), of the applicable Guarantor to a Person that is not the Company or a Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;
(ii)    with respect to any Guarantor of the Notes as of the Issue Date, the release or discharge of the guarantee by such Guarantor of the Existing ABL Credit Agreement, unless such Guarantor described in this clause (ii) is otherwise required to guarantee payment of the Notes in accordance with Section 4.11 of this Indenture;
(iii)    the release or discharge of the guarantee by such Guarantor of the applicable Credit Facility or Capital Markets Indebtedness that created the obligation of such Guarantor to guarantee the Notes in accordance with the requirements of Section 4.11 of this Indenture (in each case, other than as a result of payment thereon by such Guarantor following a default by the direct obligor on the applicable Credit Facility or Capital Markets Indebtedness); or
(iv)    as to any series of Notes, the Company’s exercise of its legal defeasance option or covenant defeasance option under Article VIII with respect to such series or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.
Section 12.03    Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.
Section 12.04    Successors and Assigns. Except as expressly set forth in Section 12.02(b), this Article XII shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
Section 12.05    No Waiver. Neither a failure nor a delay on the part of any one of the Trustee or the holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.
Section 12.06    Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 12.07    Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor of the Notes pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article XII and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate, as provided under Section 9.05.
ARTICLE XIII

MISCELLANEOUS
Section 13.01    Intentionally Omitted.
Section 13.02    Notices.
(a)    Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Company or a Guarantor:
c/o The Gap, Inc.
Two Folsom Street
San Francisco, California 94105
Attention: Senior Vice President, Corporate Finance and Treasurer
Telephone: 415-427-1923
Electronic Mail: Domestic_Treasury@gap.com

With a copy to:
Attn:  Chief Legal Officer
Telephone: 415-427-2469
Electronic Mail: Julie_gruber@gap.com

With a copy to:
Attn:  Vice President and Deputy General Counsel
Telephone: 415-427-2802
Electronic Mail: marie_ma@gap.com

if to the Trustee, Paying Agent and Registrar:
U.S. Bank National Association
1 California Street, Suite 1000
San Francisco, CA 94111
Attn: David Jason (Gap)
Fax No.: (415) 677-3769
Electronic Mail: david.jason@usbank.com

The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice to the Trustee shall be effective upon actual receipt.
(b)    Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
(c)    Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.
Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of DTC.
Section 13.03    Communication by the Holders with Other Holders. The holders may communicate pursuant to Section 312(b) of the TIA with other holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.
Section 13.04    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)    an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    except upon the issuance of the Initial Notes, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 13.05    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:
(a)    a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 13.06    When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
Section 13.07    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
Section 13.08    Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.
Section 13.09    GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 13.10    No Recourse Against Others. No director, officer, employee, manager or incorporator of, and no holder of any Equity Interests in, the Company or any direct or indirect parent company of the Company, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes of any series by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.11    Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 13.12    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Notwithstanding the foregoing, the exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, Adobe Sign or other electronic signature provider that the Company uses or plans to use (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English). The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 13.13    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 13.14    Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
Section 13.15    Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 13.16    Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 13.17    [Reserved].
Section 13.18    [Reserved].
Section 13.19    USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (“U.S.A. Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
Section 13.20    Submission to Jurisdiction. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 13.21    FATCA. In order to enable the Trustee to comply with applicable tax laws, rules and regulations under Sections 1471 through 1474 of the Code (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“FATCA Applicable Law”), the Company agrees to provide to the Trustee, upon the reasonable written request of the Trustee, tax information about holders or the transactions contemplated hereby (including any modification to the terms of such transactions), to the extent such information is directly available to the Company, and to the extent that the provision of information is permitted under applicable law, so that (without imposing any obligation on the Trustee) the Trustee can determine whether it has tax-related obligations under FATCA Applicable Law and the Company acknowledges that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA Applicable Law.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COMPANY,

THE GAP, INC.

By:	/s/ Katrina O’Connell
Name: Katrina O’Connell
Title: Executive Vice President and Chief Financial Officer

[Signature Page – Indenture]

Athleta (ITM) Inc.
Athleta LLC
Athleta, Inc.
Banana Republic (Apparel), LLC
Banana Republic (ITM) Inc.
Banana Republic, LLC
Direct Consumer Services, LLC
Gap (Apparel), LLC
Gap (ITM) Inc.
Gap International Sales, Inc.
Gap International Sourcing (Americas) LLC
Gap International Sourcing (California), LLC
Gap International Sourcing (JV), LLC
Gap International Sourcing (U.S.A.) Inc.
Gap International Sourcing, Inc.
GPS Consumer Direct, Inc.
GPS Corporate Facilities, Inc.
GPS Real Estate, Inc.
GPS Services, Inc.
GPS Strategic Alliances LLC
GPSDC (New York) Inc.
MB 550 TFB, LLC
Old Navy (Apparel), LLC
Old Navy (ITM) Inc.
Old Navy International Sourcing, Inc.
Old Navy, LLC

By:	/s/ Katrina O’Connell
Name: Katrina O’Connell
Title: Executive Vice President and Chief Financial Officer
[Signature Page – Indenture]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee, Registrar and Paying Agent

By:	/s/ David Jason
Name: David Jason
Title: Vice President

[Signature Page – Indenture]

APPENDIX A
PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES
1.    Definitions.
1.1    Definitions.
For the purposes of this Appendix A the following terms shall have the meanings indicated below:
“Definitive Note” means a certificated Initial Note and Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
“Global Notes Legend” means the legend set forth under that caption in Exhibit A-1 and Exhibit A-2 to this Indenture.
“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Initial Purchasers” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, HSBC Securities (USA) Inc., Wells Fargo Securities, LLC, SMBC Nikko Securities America, Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc. in their capacities as initial purchasers of the Notes on the Issue Date.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by DTC) or any successor person thereto, who shall initially be the Trustee.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.
“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.
“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.
“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.
Appendix A-1

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.
“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.
“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.
“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.
1.2    Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Global Notes	2.1(b)
Regulation S Temporary Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2.    The Notes.
2.1    Form and Dating; Global Notes.
(a)    The Initial Notes issued on the date hereof will be (i) privately placed by the Company pursuant to the Offering Memorandum and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more agreements in accordance with applicable law.
(b)    Global Notes. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).
Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which, in the case of Initial Notes, shall be registered in the name of DTC or the nominee of DTC.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of DTC. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee in the case of Initial Notes upon request of the Company in a written order signed by an Officer, shall cancel the Regulation S Temporary Global Note. In the case of Initial Notes, the aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
Appendix A-2

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. In the case of Initial Notes, the Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of DTC or the nominee of DTC, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear the Restricted Notes Legend.
Members of, or direct or indirect participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or under the Global Notes. DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC, or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of the holder of any Note.
(ii)    Transfers of Global Notes shall be limited to transfers in whole, but not in part, to DTC its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes of the same series only in accordance with the applicable rules and procedures of DTC and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes of the same series if (x)(1) in the case of Initial Notes, DTC (a) notifies the Company at any time that it is unwilling or unable to continue as depository for such Global Note and a successor depository is not appointed within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act and in each case a successor depository is not appointed within 90 days or (y) the Company, at its option and subject to the procedures of DTC, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures.
(iii)    In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and, upon written order of the Company signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
(iv)    Any Transfer Restricted Note delivered in exchange for an interest in a Global Note of the same series pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.
(v)    [Reserved].
(vi)    The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.
2.2    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Company for Definitive Notes of the same series except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).
Appendix A-3

(b)    Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through DTC, in accordance with the provisions of this Indenture and the applicable rules and procedures of DTC. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes of the same series. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
    (i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).
    (ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to DTC in accordance with the applicable rules and procedures of DTC, as applicable, directing DTC to credit or cause to be credited a beneficial interest in another Global Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of DTC, containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).
    (iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note of the same series if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.
    (iv)    A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
Appendix A-4

(A)    if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of DTC, so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
    (v)    Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.
(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note of the same series except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes of the same series also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:
    (i)    Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note of the same series or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same series, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;
(B)    if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
(C)    if such Transfer Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
Appendix A-5

(D)    if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
(E)    if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or
(F)    if such Transfer Restricted Definitive Note is being transferred to the Company or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;
the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.
    (ii)    Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series only if the Registrar receives the following:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of DTC, so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).
    (iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal
Appendix A-6

amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).
    (iv)    Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).
(i)    Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note of the same series if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;
(D)    if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Note; and
(E)    if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Note.
(ii)    Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series if the Registrar receives the following:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note,
Appendix A-7

and, in each such case, if the Company or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.
(iv)    Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.
At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC at the direction of the Trustee to reflect such increase.
(f)    Legend.
(i)    Except as permitted by the following paragraph (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTION INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

Appendix A-8

Each Definitive Note shall bear the following additional Legend:
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
(ii)    Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).
(iii)    Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.
(iv)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(g)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC at the direction of the Trustee, as applicable, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee, as applicable, or by DTC at the direction of the Trustee to reflect such increase.
(h)    Obligations with Respect to Transfers and Exchanges of Notes.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
(ii)    No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.08 and 9.05 of this Indenture).
(iii)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
Appendix A-9

(i)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or any nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be DTC or any nominee thereof in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to any members, participants and any beneficial owners thereof.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants, members or beneficial owners of DTC in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Appendix A-10

EXHIBIT A-1
[FORM OF FACE OF 2029 NOTE]
[Global Notes Legend]
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
[Restricted Notes Legend]
    “THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”
[Definitive Notes Legend]
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Exhibit A-1-1

[FORM OF 2029 NOTE]
THE GAP, INC.
No. [      ]
144A CUSIP No. 364760AP3
    144A ISIN No. US364760AP35
    REG S CUSIP No. U36547AF1
    REG S ISIN No. USU36547AF18
    $[             ]
3.625% Senior Note due 2029
THE GAP, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on October 1 2029.
Interest Payment Dates: April 1 and October 1, commencing April 1, 2022.
Record Dates: March 15 and September 15.
Additional provisions of this Note are set forth on the other side of this Note.

Exhibit A-1-2

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

THE GAP, INC.

By:
Name:
Title:
Dated:

Exhibit A-1-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory
Dated:

Exhibit A-1-4

[FORM OF REVERSE SIDE OF 2029 NOTE]
3.625% Senior Note Due 2029
1.    Interest
THE GAP, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called, the “Company”), promises to pay interest on the principal amount of 3.625% Senior Notes due 2029 (the “2029 Notes”) at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing [April 1, 2022]1. Interest on the 2029 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [September 27, 2021]2, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the 2029 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2.    Method of Payment
The Company shall pay interest on the 2029 Notes (except defaulted interest) to the Persons who are registered holders at the close of business on March 15 or September 15 (each, a “Record Date”) immediately preceding the Interest Payment Date even if 2029 Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender 2029 Notes to the Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2029 Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor depositary. The Company shall make all payments in respect of a certificated 2029 Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the 2029 Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of 2029 Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.    Paying Agent and Registrar
Initially, U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Company or any of its wholly owned domestically organized Subsidiaries may act as Paying Agent or Registrar.
4.    Indenture
The Company issued the 2029 Notes under an Indenture dated as of September 27, 2021 (the “Indenture”), among the Company, the Guarantors and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The 2029 Notes are subject to all terms and provisions of the Indenture, and
1     For Initial Notes.
2     For Initial Notes.
Exhibit A-1-5

the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the 2029 Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.
The 2029 Notes are senior unsecured obligations of the Company. [This 2029 Note is one of the Initial Notes referred to in the Indenture and is referred to herein as the “Initial 2029 Notes.”]3 The 2029 Notes comprise a series of Notes issued under the Indenture and include the Initial Notes of such series [(the “Initial 2029 Notes”)] and any Additional Notes of such series. In addition to the 2029 Notes, the 2031 Notes are additional series of notes issued under the Indenture, and the 2029 Notes, together with the 2031 Notes, are herein collectively referred to as “the Notes.”
The Initial 2029 Notes and any Additional Notes of such series may, at the Company’s option, be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes of such series are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number and/or ISIN, if applicable. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, create or Incur Liens. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
The Guarantors (including each Wholly Owned Subsidiary of the Company that is not an Excluded Subsidiary and that is required to guarantee the Guaranteed Obligations pursuant to Section 4.11 of the Indenture) shall jointly and severally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.
5.    Redemption
On or after October 1, 2024, the Company may redeem the 2029 Notes at its option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed (or caused to be mailed) by the Company by first-class mail, or delivered electronically if held by DTC, to each holder’s registered address (with a copy to the Trustee), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Period	Redemption Price
2024	101.813%
2025	100.906%
2026 and thereafter	100.000%

In addition, prior to October 1, 2024, the Company may redeem the 2029 Notes at its option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed (or caused to be mailed) by the Company by first-class mail, or delivered electronically if held by DTC, to each holder’s registered address (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the 2029 Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
Notwithstanding the foregoing, at any time and from time to time on or prior to October 1, 2024, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the 2029 Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity
3     For Initial Notes.
Exhibit A-1-6

Offerings (1) by the Company or (2) by any direct or indirect parent of the Company to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or are used to purchase Capital Stock (other than Disqualified Stock) of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 103.625%, plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 60% of the original aggregate principal amount of the 2029 Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 15 nor more than 60 days’ notice mailed (or caused to be mailed) by the Company by first-class mail, or delivered electronically if held by DTC, to the registered address of each holder of 2029 Notes being redeemed (with a copy to the Trustee) and otherwise in accordance with the procedures set forth in the Indenture.
Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05(a) of the Indenture, the 2029 Notes called for redemption become due and payable on the applicable redemption date and at the redemption price stated in the notice, except as provided in Section 3.05(b) of the Indenture.
6.    Mandatory Redemption
The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the 2029 Notes.
7.    Notice of Redemption
Notices of redemption will be mailed (or caused to be mailed) by first-class mail, or delivered electronically if held by DTC, at least 15 but not more than 60 days prior to a redemption date, to each holder of 2029 Notes to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the applicable redemption date if the notice is issued in connection with a defeasance of the 2029 Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof with respect to the 2029 Notes. On and after the redemption date, interest shall cease to accrue on 2029 Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest on, the 2029 Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture.
8.    Repurchase of Notes at the Option of the Holders upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, each holder shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such holder’s Notes, including the 2029 Notes, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture except to the extent the Company has previously, concurrently or within 30 days following such Change of Control elected to redeem the Notes pursuant to paragraph 5 above, or discharged the Indenture or exercised its legal defeasance option or covenant defeasance option, in each case pursuant to Article VIII of the Indenture.
9.    [Intentionally Omitted]
10.    Denominations; Transfer; Exchange
The 2029 Notes are in registered form, without interest coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A holder shall register the transfer of or exchange of the 2029 Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer
Exhibit A-1-7

documents and the Company may require a holder to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any 2029 Notes selected for redemption (except, in the case of a 2029 Note to be redeemed in part, the portion thereof not to be redeemed) or of any 2029 Notes for a period of 15 days before the mailing of a notice of redemption of 2029 Notes to be redeemed.
11.    Persons Deemed Owners
The registered holder of this 2029 Note shall be treated as the owner of it for all purposes.
12.    Unclaimed Money
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
13.    Discharge and Defeasance
Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the 2029 Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the 2029 Notes when due at maturity or redemption, as the case may be.
14.    Amendment; Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture as it relates to any series of Notes or the Notes of such series may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Notes of such series then outstanding and (ii) any past default with respect to any series of Notes or compliance with any provisions with respect to any series of Notes may be waived with the written consent of the holders of at least a majority in principal amount of the Notes of such series then outstanding voting as a single class.
The Company and the Trustee may amend the Indenture, the Notes and the Guarantees without notice to or the consent of any holder of any series in accordance with Section 9.01 of the Indenture.
15.    Defaults and Remedies
If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Company) occurs and is continuing with respect to the 2029 Notes, the Trustee by notice to the Company or the holders of at least 25% in principal amount of outstanding Notes of the 2029 Notes by notice to the Company, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the 2029 Notes to be due and payable; provided that no such declaration may occur with respect to any action taken, and reported publicly or to the holders of the Notes of such series, more than two years prior to the date of such declaration. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Company occurs, the principal of, premium, if any, and interest on all the Notes of each series will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding 2029 Notes may rescind any such acceleration with respect to the 2029 Notes and its consequences.
16.    Trustee Dealings with the Company
Exhibit A-1-8

The Trustee, in its individual or any other capacity, may become the owner or pledgee of 2029 Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17.    No Recourse Against Others
No director, officer, employee, manager or incorporator of the Company or any direct or indirect parent company of the Company, and no holder of any Equity Interests in the Company or any direct or indirect parent company of the Company, as such, shall have any liability for any obligations of the Company or any Guarantor under the 2029 Notes, the Indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2029 Notes by accepting a 2029 Note waives and releases all such liability.
18.    Authentication
This 2029 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2029 Note.
19.    Abbreviations
Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
20.    Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
21.    CUSIP Numbers; ISINs
The Company has caused CUSIP numbers and ISINs to be printed on the 2029 Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the correctness of such numbers either as printed on the 2029 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon.
The Company will furnish to any holder of 2029 Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this 2029 Note.

Exhibit A-1-9

ASSIGNMENT FORM
To assign this 2029 Note, fill in the form below:
I or we assign and transfer this 2029 Note to:
_____________________________
(Print or type assignee’s name, address and zip code)
_____________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this 2029 Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2029 Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-1-10

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED 2029 NOTE
This certificate relates to $            principal amount of 2029 Notes held in (check applicable space)                            book-entry or                           definitive form by the undersigned.
The undersigned (check one box below):
☐    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by DTC a 2029 Note or 2029 Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);
☐    has requested the Trustee by written order to exchange or register the transfer of a 2029 Note or 2029 Notes.
In connection with any transfer of any of the 2029 Notes evidenced by this certificate occurring while this 2029 Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such 2029 Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)    ☐     to the Company; or
(2)    ☐     to the Registrar for registration in the name of the holder, without transfer; or
(3)    ☐     pursuant to an effective registration statement under the Securities Act of 1933; or
(4)    ☐     inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(5)    ☐    [Reserved]; or
(6)    ☐     to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(7)    ☐     pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-1-11

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2029 Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (6) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the 2029 Notes, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2029 Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-1-12

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this 2029 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Exhibit A-1-13

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of this Global Note is $                        . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

Exhibit A-1-14

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this 2029 Note purchased by the Company pursuant to Section 4.08 (Change of Control Triggering Event) of the Indenture, check the box:
Change of Control Triggering Event ☐
If you want to elect to have only part of this 2029 Note purchased by the Company pursuant to Section 4.08 (Change of Control Triggering Event) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):
$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this 2029 Note)
Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Exhibit A-1-15

EXHIBIT A-2
[FORM OF FACE OF 2031 NOTE]
[Global Notes Legend]
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
[Restricted Notes Legend]
    “THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”
[Definitive Notes Legend]
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Exhibit A-2-1

[FORM OF 2031 NOTE]
THE GAP, INC.
No. [      ]
144A CUSIP No. 364760AQ1
    144A ISIN No. US364760AQ18
    REG S CUSIP No. U36547AG9
    REG S ISIN No. USU36547AG90
    $[             ]
3.875% Senior Note due 2031
THE GAP, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on October 1, 2031.
Interest Payment Dates: April 1 and October 1, commencing April 1, 2022.
Record Dates: March 15 and September 15.
Additional provisions of this Note are set forth on the other side of this Note.

Exhibit A-2-2

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

THE GAP, INC.

By:
Name:
Title:
Dated:
Exhibit A-2-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory
Dated:

Exhibit A-2-4

[FORM OF REVERSE SIDE OF 2031 NOTE]
3.875% Senior Note Due 2031
1.    Interest
THE GAP, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called, the “Company”), promises to pay interest on the principal amount of 3.875% Senior Notes due 2031 (the “2031 Notes”) at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing [April 1, 2022]4. Interest on the 2031 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [September 27, 2021]5, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the 2031 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2.    Method of Payment
The Company shall pay interest on the 2031 Notes (except defaulted interest) to the Persons who are registered holders at the close of business on March 15 or September 15 (each, a “Record Date”) immediately preceding the Interest Payment Date even if 2031 Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender 2031 Notes to the Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2031 Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor depositary. The Company shall make all payments in respect of a certificated 2031 Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the 2031 Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of 2031 Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.    Paying Agent and Registrar
Initially, U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Company or any of its wholly owned domestically organized Subsidiaries may act as Paying Agent or Registrar.
4.    Indenture
The Company issued the 2031 Notes under an Indenture dated as of September 27, 2021 (the “Indenture”), among the Company, the Guarantors and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The 2031 Notes are subject to all terms and provisions of the Indenture, and
4     For Initial Notes.
5     For Initial Notes.
Exhibit A-2-5

the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the 2031 Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.
The 2031 Notes are senior unsecured obligations of the Company. [This 2031 Note is one of the Initial Notes referred to in the Indenture and is referred to herein as the “Initial 2031 Notes.”]6 The 2031 Notes comprise a series of Notes issued under the Indenture and include the Initial Notes of such series [(the “Initial 2031 Notes”)] and any Additional Notes of such series. In addition to the 2031 Notes, the 2029 Notes are an additional series of notes issued under the Indenture, and the 2031 Notes, together with the 2029 Notes, are herein collectively referred to as “the Notes.”
The Initial 2031 Notes and any Additional Notes of such series may, at the Company’s option, be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes of such series are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number and/or ISIN, if applicable. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, create or Incur Liens. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
The Guarantors (including each Wholly Owned Subsidiary of the Company that is not an Excluded Subsidiary and that is required to guarantee the Guaranteed Obligations pursuant to Section 4.11 of the Indenture) shall jointly and severally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.
5.    Redemption
On or after October 1, 2026, the Company may redeem the 2031 Notes at its option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed (or caused to be mailed) by the Company by first-class mail, or delivered electronically if held by DTC, to each holder’s registered address (with a copy to the Trustee), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Period	Redemption Price
2026	101.938%
2027	101.292%
2028	100.646%
2029 and thereafter	100.000%

In addition, prior to October 1, 2026, the Company may redeem the 2031 Notes at its option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed (or caused to be mailed) by the Company by first-class mail, or delivered electronically if held by DTC, to each holder’s registered address (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the 2031 Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
Notwithstanding the foregoing, at any time and from time to time on or prior to October 1, 2026, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the 2031 Notes
6     For Initial Notes.
Exhibit A-2-6

(calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or are used to purchase Capital Stock (other than Disqualified Stock) of the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 103.875%, plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 60% of the original aggregate principal amount of the 2031 Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 15 nor more than 60 days’ notice mailed (or caused to be mailed) by the Company by first-class mail, or delivered electronically if held by DTC, to the registered address of each holder of 2031 Notes being redeemed (with a copy to the Trustee) and otherwise in accordance with the procedures set forth in the Indenture.
Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05(a) of the Indenture, the 2031 Notes called for redemption become due and payable on the applicable redemption date and at the redemption price stated in the notice, except as provided in Section 3.05(b) of the Indenture.
6.    Mandatory Redemption
The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the 2031 Notes.
7.    Notice of Redemption
Notices of redemption will be mailed (or caused to be mailed) by first-class mail, or delivered electronically if held by DTC, at least 15 but not more than 60 days prior to a redemption date, to each holder of 2031 Notes to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the applicable redemption date if the notice is issued in connection with a defeasance of the 2031 Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof with respect to the 2031 Notes. On and after the redemption date, interest shall cease to accrue on 2031 Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest on, the 2031 Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture.
8.    Repurchase of Notes at the Option of the Holders upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, each holder shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such holder’s Notes, including the 2031 Notes, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture except to the extent the Company has previously, concurrently or within 30 days following such Change of Control elected to redeem the Notes pursuant to paragraph 5 above, or discharged the Indenture or exercised its legal defeasance option or covenant defeasance option, in each case pursuant to Article VIII of the Indenture.
9.    [Intentionally Omitted]
10.    Denominations; Transfer; Exchange
The 2031 Notes are in registered form, without interest coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A holder shall register the transfer of or exchange of the 2031 Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the
Exhibit A-2-7

Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any 2031 Notes selected for redemption (except, in the case of a 2031 Note to be redeemed in part, the portion thereof not to be redeemed) or of any 2031 Notes for a period of 15 days before the mailing of a notice of redemption of 2031 Notes to be redeemed.
11.    Persons Deemed Owners
The registered holder of this 2031 Note shall be treated as the owner of it for all purposes.
12.    Unclaimed Money
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
13.    Discharge and Defeasance
Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the 2031 Notes and the Indenture if the Company deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the 2031 Notes when due at maturity or redemption, as the case may be.
14.    Amendment; Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture as it relates to any series of Notes or the Notes of such series may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Notes of such series then outstanding and (ii) any past default with respect to any series of Notes or compliance with any provisions with respect to any series of Notes may be waived with the written consent of the holders of at least a majority in principal amount of the Notes of such series then outstanding voting as a single class.
The Company and the Trustee may amend the Indenture, the Notes and the Guarantees without notice to or the consent of any holder of any series in accordance with Section 9.01 of the Indenture.
15.    Defaults and Remedies
If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Company) occurs and is continuing with respect to the 2031 Notes, the Trustee by notice to the Company or the holders of at least 25% in principal amount of outstanding 2031 Notes by notice to the Company, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the 2031 Notes to be due and payable; provided that no such declaration may occur with respect to any action taken, and reported publicly or to the holders of the Notes of such series, more than two years prior to the date of such declaration. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Company occurs, the principal of, premium, if any, and interest on all the Notes of each series will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding 2031 Notes may rescind any such acceleration with respect to the 2031 Notes and its consequences.
16.    Trustee Dealings with the Company
Exhibit A-2-8

The Trustee, in its individual or any other capacity, may become the owner or pledgee of 2031 Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17.    No Recourse Against Others
No director, officer, employee, manager or incorporator of the Company or any direct or indirect parent company of the Company, and no holder of any Equity Interests in the Company or any direct or indirect parent company of the Company, as such, shall have any liability for any obligations of the Company or any Guarantor under the 2031 Notes, the Indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2031 Notes by accepting a 2031 Note waives and releases all such liability.
18.    Authentication
This 2031 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2031 Note.
19.    Abbreviations
Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
20.    Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
21.    CUSIP Numbers; ISINs
The Company has caused CUSIP numbers and ISINs to be printed on the 2031 Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the correctness of such numbers either as printed on the 2031 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon.
The Company will furnish to any holder of 2031 Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this 2031 Note.

Exhibit A-2-9

ASSIGNMENT FORM
To assign this 2031 Note, fill in the form below:
I or we assign and transfer this 2031 Note to:
_____________________________
(Print or type assignee’s name, address and zip code)
_____________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this 2031 Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2031 Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-2-10

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED 2031 NOTE
This certificate relates to $            principal amount of 2031 Notes held in (check applicable space)                            book-entry or                           definitive form by the undersigned.
The undersigned (check one box below):
☐    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by DTC a 2031 Note or 2031 Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);
☐    has requested the Trustee by written order to exchange or register the transfer of a 2031 Note or 2031 Notes.
In connection with any transfer of any of the 2031 Notes evidenced by this certificate occurring while this 2031 Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such 2031 Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)    ☐     to the Company; or
(2)    ☐     to the Registrar for registration in the name of the holder, without transfer; or
(3)    ☐     pursuant to an effective registration statement under the Securities Act of 1933; or
(4)    ☐     inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(5)    ☐    [Reserved]; or
(6)    ☐     to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(7)    ☐     pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-2-11

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2031 Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (6) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the 2031 Notes, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2031 Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-2-12

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this 2031 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Exhibit A-2-13

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial principal amount of this Global Note is $                        . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

Exhibit A-2-14

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this 2031 Note purchased by the Company pursuant to Section 4.08 (Change of Control Triggering Event) of the Indenture, check the box:
Change of Control Triggering Event ☐
If you want to elect to have only part of this 2031 Note purchased by the Company pursuant to Section 4.08 (Change of Control Triggering Event) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):
$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this 2031 Note)
Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee
Exhibit A-2-15

EXHIBIT B
[FORM OF TRANSFEREE LETTER OF REPRESENTATION]
TRANSFEREE LETTER OF REPRESENTATION
THE GAP, INC.
c/o U.S. Bank National Association
as Trustee and Registrar –
1 California Street, Suite 1000
San Francisco, CA 94111
Attn: David Jason (Gap)
Fax No.: (415) 677-3769

Ladies and Gentlemen:
This certificate is delivered to request a transfer of [$[                             ] principal amount of the 3.625% Senior Notes due 2029 (the “2029 Notes”)] [and][or] [$[                                ] principal amount of the 3.875% Senior Notes due 2031 (the “2031 Notes”)] (collectively, the “Notes”) of THE GAP, INC. (collectively with its successors and assigns, the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
The undersigned represents and warrants to you that:
1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of the original issue and the last date on which either of the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of clauses (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall
Exhibit B-1

deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 2(b), 2(c) or 2(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.
Dated:
TRANSFEREE:     ,
    By:

Exhibit B-2

EXHIBIT C
[FORM OF SUPPLEMENTAL INDENTURE]
SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [                      ], among [NEW GUARANTOR] (the “New Guarantor”), a direct or indirect subsidiary of THE GAP, INC. (or its successor), a Delaware corporation (“The Company”), and U.S. Bank National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS The Gap, Inc. and the Trustee have heretofore executed an indenture, dated as of September 27, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s (i) 3.625% Senior Notes due 2029 (the “2029 Notes”) and (ii) 3.875% Senior Notes due 2031 (the “2031 Notes” and together with the 2029 Notes, the “Notes”);
WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Guaranteed Obligations; and
WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of each series of Notes as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and each series of Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of each series of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Exhibit C-1

6.    Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the New Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Company and the New Guarantor or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.
8.    Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.
[Remainder of page intentionally left blank.]

Exhibit C-2

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
THE GAP, INC.
By:
    Name:
    Title:
[NEW GUARANTOR], as a Guarantor
By:
    Name:
    Title:
U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee
By:
    Name:
    Title:

Exhibit C-3